FOR IMMEDIATE RELEASE

Lear Contacts:
Marianne Vidershain
(248) 447-5541

Tim Brumbaugh
(248) 447-1329

Lear Reports First Quarter 2025 Results

SOUTHFIELD, Mich., May 6, 2025 -- Lear Corporation (NYSE: LEA), a global automotive technology leader in Seating and E-Systems, today reported results for the first quarter 2025.

First Quarter 2025 Highlights
•Delivered revenue of $5.6 billion in the first quarter, compared to $6.0 billion in the first quarter of 2024
•Net income of $81 million and adjusted net income of $169 million, compared to $110 million and $183 million, respectively, in the first quarter of 2024
•Core operating earnings of $270 million, compared to $280 million in the first quarter of 2024
•Earnings per share of $1.49 and adjusted earnings per share of $3.12, compared to $1.90 and $3.18, respectively, in the first quarter of 2024
•Net cash used in operating activities of $(128) million and free cash flow of $(232) million, compared to $(35) million and $(148) million, respectively, in the first quarter of 2024
•Repurchased $25 million of shares and paid $43 million in dividends
•Cash and cash equivalents of $780 million and total liquidity of $2.8 billion at quarter end
•Increased operating margins year-over-year for Seating, E-Systems and the total company
•Delivered strong operating performance for both segments, generating ≈125 basis points in Seating and ≈155 basis points in E-Systems, driven by efficiency improvements and savings from our restructuring and automation investments
•Obtained operating control of a joint venture in China in April, which supports BYD’s Han L and Tai 3 vehicles
•Awarded two ComfortFlex programs, one with Volvo, combining ventilation and pneumatic lumbar, and one with Hyundai, combining steering wheel heat with hands on detection
•Awarded complete seat programs for key Chinese domestic automakers: BYD, FAW and XPeng
•Awarded business in E-Systems totaling over ≈$750 million in average annual sales
•Awarded key wire business with Ford in North America, including new conquest volume, and the first wire award with BMW in China
(more)

•Awarded the second-generation battery disconnect unit (“BDU”) with a key global automaker
•Won a 2025 Automotive News PACE award for our innovative Zone Control Module featuring a highly configurable software solution

“Lear delivered a solid start to 2025 by accelerating our operational improvement plans, leading to higher year-over-year margins in both segments, despite lower industry production in our largest markets,” said Ray Scott, Lear’s President and CEO. “Changes to global tariffs have created uncertainty for the automotive industry, making it difficult to forecast global production and impacting the cost structure of the global supply chain. As the largest automotive supplier incorporated in the United States, Lear is working closely with our customers, suppliers and the administration to ensure we maintain our long-term competitiveness and deliver strong financial returns. We continue to effectively manage the near-term challenges while winning new business and investing in automation and restructuring to further improve margins and extend our leadership position in operational excellence.”

First Quarter Financial Results
(in millions, except per share amounts)

	2025	2024
Reported
Sales	$5,560.3	$5,994.6
Net income	$80.7	$109.6
Earnings per share	$1.49	$1.90

Adjusted(1)
Core operating earnings	$270.4	$279.8
Adjusted net income	$169.3	$183.2
Adjusted earnings per share	$3.12	$3.18

In the first quarter, global vehicle production was up 1% compared to a year ago, with North America down 5%, Europe down 7% and China up 12%. Global vehicle production was down 5% on a Lear sales-weighted basis(2).

Sales in the first quarter were $5.6 billion, representing a year-over-year decrease of 7%. Excluding the impact of commodities, foreign exchange, acquisitions and divestitures, sales were down 5%, reflecting lower production on key Lear platforms, partially offset by the addition of new business in both of our business segments.

Core operating earnings were $270.4 million, or 4.9% of sales, as compared to $279.8 million, or 4.7% of sales, in 2024. Earnings were impacted by lower production on key Lear platforms, partially offset by positive operating performance and the addition of new business. Net income was $80.7 million, as compared to $109.6 million in 2024.

In the Seating segment, margins and adjusted margins were 5.2% and 6.7% of sales, respectively. In the E-Systems segment, margins and adjusted margins were 3.9% and 5.2% of sales, respectively.

Earnings per share were $1.49 and adjusted earnings per share were $3.12, as compared to $1.90 and $3.18, respectively, a year ago.

In the first quarter of 2025, net cash used in operating activities was $(128) million, and free cash flow(1) was $(232) million. As expected, operating cash flow was negatively impacted by the timing of customer receipts and higher cash restructuring costs.

(1) For more information regarding our non-GAAP financial measures, see “Non-GAAP Financial Information” below.

(2) The global and regional production changes are based on S&P Global estimates. The production change on a Lear sales-weighted basis is calculated using Lear’s prior year regional sales mix and first quarter fiscal calendar. Management believes this provides a more meaningful comparison of the Company’s global revenue growth relative to global vehicle production.

Share Repurchase Program
During the first quarter of 2025, Lear repurchased 263,003 shares of our common stock for a total of $25 million. At the end of the first quarter, we had a remaining share repurchase authorization of approximately $1.1 billion, which reflects approximately 23% of our total market capitalization at current market prices.

Since initiating the share repurchase program in 2011, we have repurchased 59.3 million shares of our common stock for a total of $5.6 billion at an average price of $94.55 per share. This represents a reduction of approximately 56% of our shares outstanding since the time we began the program.

2025 Financial Outlook
Given the uncertainty in industry production caused by the evolving tariff environment, we are not reaffirming our 2025 financial outlook at this time. We remain confident in delivering the operating performance commitments for 2025 that we highlighted in our February 2025 earnings call. We intend to provide updates as visibility on industry production improves.

First Quarter 2025 Conference Call and Webcast Information
A conference call and webcast will be held to discuss Lear’s first quarter 2025 financial results and related matters on May 6, 2025, at 9:00 a.m. EDT. The webcast link for the conference call will be available through Lear’s investor relations webpage at ir.lear.com. In addition, the conference call can be accessed by dialing 1-877-883-0383 (domestic) or 1-412-902-6506 (international) with Conference I.D. 6699126. The webcast replay will be available two hours following the call.

Non-GAAP Financial Information
In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included throughout this press release, the Company has provided information regarding “pretax income before equity income, interest, other expense, restructuring costs and other special items” (core operating earnings or adjusted segment earnings), “adjusted net income attributable to Lear” (adjusted net income), “adjusted diluted net income per share attributable to Lear” (adjusted earnings per share) and “free cash flow” (each, a non-GAAP financial measure). Other expense includes, among other things, non-income related taxes, foreign exchange gains and losses, gains and losses related to certain derivative instruments and hedging activities, gains and losses on certain disposals of fixed assets and the non-service cost components of net periodic benefit cost. Adjusted net income and adjusted earnings per share represent net income attributable to Lear and diluted net income per share attributable to Lear, respectively, adjusted for restructuring costs and other special items, including the tax effect thereon. Free cash flow represents net cash used in operating activities, less capital expenditures.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings, adjusted net income and adjusted earnings per share are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company's core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.

Core operating earnings, adjusted net income, adjusted earnings per share and free cash flow should not be considered in isolation or as a substitute for net income attributable to Lear, diluted net income per share attributable to Lear, cash used in operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and, therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies. Set forth below are reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this press release or in any other public statements that address operating performance, events or developments that the Company expects or anticipates may occur in the future are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, and its other Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, the impact of, and our ability to mitigate the effects of, U.S. policy regarding trade, including tariffs and any changes to such tariffs, any response by foreign countries to such policies and tariffs, any resulting volume reductions or changes in vehicle production schedules by our customers, and any other industry disruptions, supply chain disruptions, labor disruptions, commodity prices, changes in foreign exchange rates, the impact of restructuring actions and the Company's success in implementing its operating strategy.

Information in this press release relies on assumptions in the Company's core sales backlog. The Company's core sales backlog reflects anticipated net sales from formally awarded new programs less lost and discontinued programs and excludes the impact of non-core products winding down in our E-Systems business. The Company enters into contracts with its customers to provide production parts generally at the beginning of a vehicle’s life cycle. Typically, these contracts do not provide for a specified quantity of production, and many of these contracts may be terminated by the Company’s customers at any time. Therefore, these contracts do not represent firm orders. Further, the calculation of the core sales backlog does not reflect customer price reductions on existing or newly awarded programs. The core sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new programs, foreign exchange rates and the timing of major program launches.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

About Lear Corporation
Lear, a global automotive technology leader in Seating and E-Systems, enables superior in-vehicle experiences for consumers around the world. Lear’s diverse team of talented employees in 37 countries is driven by a commitment to innovation, operational excellence, and sustainability. Lear is Making every drive better™ by providing the technology for safer, smarter, and more comfortable journeys. Lear, headquartered in Southfield, Michigan, serves every major automaker in the world and ranks 174 on the Fortune 500. Further information about Lear is available at lear.com.

Lear Corporation and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited; in millions, except per share amounts)

	Three Months Ended
	March 29, 2025	March 30, 2024
Net sales	$5,560.3	$5,994.6

Cost of sales	5,201.1	5,596.5
Selling, general and administrative expenses	172.4	186.5
Amortization of intangible assets	5.2	15.1
Interest expense	25.8	26.1
Other expense, net	20.4	13.5

Consolidated income before income taxes and equity in net income of affiliates	135.4	156.9
Income taxes	45.2	40.5
Equity in net income of affiliates	(12.3)	(10.5)

Consolidated net income	102.5	126.9
Net income attributable to noncontrolling interests	21.8	17.3

Net income attributable to Lear	$80.7	$109.6

Diluted net income per share attributable to Lear	$1.49	$1.90

Weighted average number of diluted shares outstanding	54.2	57.6

Lear Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	March 29, 2025	December 31, 2024
	(Unaudited)	(Audited)
ASSETS
Current:
Cash and cash equivalents	$779.9	$1,052.9
Accounts receivable	4,224.2	3,589.3
Inventories	1,681.5	1,601.1
Other	1,030.2	940.8
	7,715.8	7,184.1
Long-Term:
PP&E, net	2,846.9	2,833.4
Goodwill	1,723.2	1,699.2
Other	2,337.4	2,310.8
	6,907.5	6,843.4

Total Assets	$14,623.3	$14,027.5

LIABILITIES AND EQUITY
Current:
Short-term borrowings	$26.8	$26.7
Accounts payable and drafts	3,631.6	3,250.5
Accrued liabilities	2,186.7	2,167.6
Current portion of long-term debt	2.2	2.2
	5,847.3	5,447.0
Long-Term:
Long-term debt	2,733.0	2,733.3
Other	1,218.4	1,246.2
	3,951.4	3,979.5

Equity	4,824.6	4,601.0

Total Liabilities and Equity	$14,623.3	$14,027.5

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	March 29, 2025	March 30, 2024
Net Sales
North America	$2,248.8	$2,475.9
Europe and Africa	2,062.1	2,253.8
Asia	1,071.6	1,059.7
South America	177.8	205.2
Total	$5,560.3	$5,994.6

Content per Vehicle [1]
North America	$609	$624
Europe and Africa	$476	$476

Free Cash Flow [2]
Net cash used in operating activities	$(127.7)	$(34.6)
Capital expenditures	(104.0)	(113.6)
Free cash flow	$(231.7)	$(148.2)

Core Operating Earnings [2]
Net income attributable to Lear	$80.7	$109.6
Interest expense	25.8	26.1
Other expense, net	20.4	13.5
Income taxes	45.2	40.5
Equity in net income of affiliates	(12.3)	(10.5)
Net income attributable to noncontrolling interests	21.8	17.3
Restructuring costs and other special items -
Costs related to restructuring actions	87.4	54.3
Acquisition costs	0.1	0.1
Disposal costs	0.6	—
Impairments (recoveries) related to Fisker Inc., net	(0.4)	14.5
Impairments (recoveries) related to Russian operations, net	(1.4)	1.4
Other	2.5	13.0
Core operating earnings	$270.4	$279.8

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(continued)
(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	March 29, 2025	March 30, 2024
Adjusted Net Income and Adjusted Earnings Per Share [2]
Net income attributable to Lear	$80.7	$109.6
Restructuring costs and other special items -
Costs related to restructuring actions	87.7	54.3
Acquisition costs	0.1	0.1
Loss on disposal of non-core business	3.3	—
Disposal costs	0.6	—
Impairments (recoveries) related to Fisker Inc., net	(0.4)	14.5
Impairments (recoveries) related to Russian operations, net	(1.4)	1.4
Loss related to affiliate	—	2.2
Other	7.3	13.8
Tax impact of special items and other net tax adjustments [3]	(8.6)	(12.7)
Adjusted net income	$169.3	$183.2

Weighted average number of diluted shares outstanding	54.2	57.6

Diluted net income per share available to Lear	$1.49	$1.90

Adjusted earnings per share	$3.12	$3.18

Diluted Shares Outstanding at the End of Period [4]	53,968,155	57,417,052

[1] Content per Vehicle for 2024 has been updated to reflect actual production levels.

[2] See "Non-GAAP Financial Information" included in this press release.

[3] Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

[4] Calculated using stock price at end of quarter.

Lear Corporation and Subsidiaries
Segment Supplemental Data
(Unaudited; in millions, except margins)

	Three Months Ended
	March 29, 2025	March 30, 2024
Adjusted Segment Earnings

Seating
Net sales	$4,151.1	$4,477.6

Segment earnings	$215.7	$241.6
Restructuring costs and other special items -
Costs related to restructuring actions	64.5	43.7
Impairments related to Fisker Inc.	—	2.3
Impairments (recoveries) related to Russian operations, net	(1.4)	1.4
Other	1.1	5.9
Adjusted segment earnings	$279.9	$294.9

Segment margins	5.2%	5.4%

Adjusted segment margins	6.7%	6.6%

E-Systems
Net sales	$1,409.2	$1,517.0

Segment earnings	$55.5	$54.1
Restructuring and other special items -
Costs related to restructuring actions	16.8	8.8
Impairments (recoveries) related to Fisker Inc., net	(0.4)	12.2
Other	1.9	2.0
Adjusted segment earnings	$73.8	$77.1

Segment margins	3.9%	3.6%

Adjusted segment margins	5.2%	5.1%